FIRST AMENDMENT (the "Amendment") dated as of July 1, 1997 to the Credit Agreement dated as of December 19, 1996 (the "Credit Agreement"), among ACNIELSEN CORPORATION (the "Company"), the financial institutions party thereto (the "Lenders"), THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and THE NORTHERN TRUST COMPANY, as Co-Agent.

      The Company has requested that the Credit Agreement be amended in order to permit it, within the terms set forth herein, to, among other things, effect transfers of certain equity interests among the Company and its Subsidiaries for tax and other business purposes. The Lenders and the Administrative Agent have agreed to such amendments upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

     SECTION 1.       Defined Terms.    Capitalized terms used and not
otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     SECTION 2.       Amendments to the Credit Agreement.
(a) Section 6.04 (a) (v) of the Credit Agreement is hereby amended to read in its entirety as follows:

                      "(A) any initial equity Investment in any Subsidiary created after the date hereof or in any Subsidiary that was dormant on the date hereof; (B) any Investment described in the Letter from the Company to the Lenders dated June 15, 1997 under the heading "Tax Planning Initiatives" or any other Investment by a Subsidiary for tax planning purposes, and which does not involve the downstream flow of assets from the Company to Subsidiaries, (1) resulting from the transfer to such Subsidiary of the capital stock or Indebtedness of any other Subsidiary, (2) resulting from the cancellation or forgiveness of any Indebtedness of a Subsidiary,
                     (3) resulting from the issuance of additional shares of capital stock of a Subsidiary or (4) to fund loans by any other Subsidiary to the Company or any other Subsidiary; and (C) other equity Investments in Subsidiaries in an aggregate amount not in excess of $25,000,000;"

              (b) Section 6.05 (a) of the Credit Agreement is hereby amended to read in it entirety as follows:

                    "the Company may make Restricted Payments payable solely
                      in additional shares of its common stock,"

              (c) Section 5.01 is hereby amended to omit clause (iv) of paragraph (c) and to add a new paragraph (h), as follows:

                     "(h) concurrently with delivery of financial statements
                      under clause (a) above and, at the request of the Administrative Agent, concurrently with delivery of financial statements under clause (b)above, a certificate of a Financial Officer of the Company identifying all Subsidiaries and ownership interests therein and indicating all changes in the ownership of subsidiaries since the date of the last certificate provided under this paragraph (h)."

              (d) Clause (v) of the definition of "Fixed Charge Coverage Ratio" in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to "$10,000,000" with "$20,000,000".

     SECTION 3.       Representations and Warranties.     The Company hereby
represents and warrants to each Lender and the Administrative Agent that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

   SECTION 4.       Effectiveness.    This Amendment shall become effective when
the Administrative Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Company, the Administrative Agent, and the Required Lenders.

   SECTION 5.       Applicable Law.   THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

   SECTION 6.       Expenses.    The Company shall pay all reasonable
out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

   SECTION 7.       Counterparts.     This Amendment may be executed in any
number of counterparts (including by facsimile transmission), each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                                   ACNIELSEN CORPORATION,

                                    by:   F.D. MARTELL
                                      Name:   F.D. Martell
                                      Title:     Vice President and Treasurer

                                   THE CHASE MANHATTAN BANK,
                                   individually and as
                                   Administrative Agent,

                                    by:      TRACEY A. NAVIN
                                       Name:    Tracey A. Navin
                                       Title:   Vice President

                                   THE NORTHERN TRUST COMPANY,

                                    by:      JOSEPH YACULLO
                                       Name:    Joseph Yacullo
                                       Title:   Vice President

                                   ABN AMRO BANK N.V., NEW YORK BRANCH,

                                    by:      JOHN N. SMITH
                                       Name:    John N. Smith
                                       Title:   Vice President

                                    by:      R. SCOTT BORAC
                                       Name:    R. Scott Borac
                                       Title:   Assistant Vice President

                                   THE BANK OF NEW YORK,

                                    by:      KENNETH P. SNEIDER, JR.
                                       Name:    Kenneth P. Sneider, Jr.
                                       Title:   Vice President

                                   CORESTATES BANK, N.A.,

                                    by:      BRIAN M. HALEY
                                       Name:   Brian M. Haley
                                       Title:   Vice President

                                   CREDITO ITALIANO,

                                    by:      HARMON P. BUTLER
                                       Name:     Harmon P. Butler
                                       Title:   First Vice President
                                                and Deputy Manager
                                    by:      UMBERTO SERETTI
                                       Name:    Umberto Seretti
                                       Title:   Vice President

                                   THE FIRST NATIONAL BANK OF BOSTON,

                                    by:      LISA GELFAND ABRAMS
                                       Name:    Lisa Gelfand Abrams
                                       Title:   Vice President

                                   MIDLAND BANK PLC, NEW YORK BRANCH,

                                    by:      J.P. BOLLINGTON
                                       Name:    J.P. Bollington
                                       Title:   Vice President

                                   PNC BANK, NATIONAL ASSOCIATION,

                                    by:      SARAH L. McCLINTOCK
                                    Name:    Sarah L. McClintock
                                    Title:   Vice President

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                                   THE SANWA BANK LIMITED,

                                    by:      DOMINIC J. SORRESSO
                                       Name:    Dominic J. Sorresso
                                       Title:   Vice President

                                   SOCIETE GENERALE, NEW YORK BRANCH,

                                    by:      ALAN ZINSER
                                       Name:    Alan Zinser
                                       Title:   Assistant Vice President

                                   TORONTO DOMINION (NEW YORK), INC.,

                                    by:      JORGE A GARCIA
                                       Name:    Jorge A. Garcia
                                       Title:   Vice President